UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

NOVEMBER 13, 2007
Date of Report (Date of earliest event reported)

MIV THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-30453	91-0809204
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Unit 1, 8765 Ash Street, Vancouver, British Columbia, Canada	V6P 6T3
(Address of principal executive offices)	(Zip Code)

(604) 301-9545
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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TABLE OF CONTENTS
Item	Description
1.01	Entry into a Material Definitive Agreement.
5.02	Departure of Directors or Principal Officers; Appointment of Principal Officers.
9.01	Financial Statements and Exhibits.

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SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01          Entry into a Material Definitive Agreement.

In accordance with the terms and conditions of a certain "Share Purchase Agreement" (the "Share Purchase Agreement"), dated for reference as fully executed on November 13, 2007, as entered into among each of MIV Therapeutics, Inc. (the "Company"), SagaX Inc. ("SagaX"), Shimoco LLC (the "Purchaser") and Dr. Dov Shimon ("Dr Shimon"), the Company therein agreed, subject to numerous conditions precedent (collectively, the "Conditions Precedent"), to sell all of the presently issued and outstanding shares (collectively, the "Purchased Shares") of SagaX to the Purchaser.

SagaX is a body corporate subsisting under and registered pursuant to the laws of the State of Delaware, and SagaX is the sole legal, beneficial and registered owner of all of the presently issued and outstanding common shares and securities in the capital of S.M.T. Research & Development, Ltd. ("SMT"), a body corporate subsisting under and registered pursuant to the laws of Israel. SagaX, through SMT in Israel, is principally engaged in the business of developing a neuro-vascular embolic stent filter medical device, called an Anti Embolic Protection Device. Dr. Shimon is a director of each of the Company, SagaX and SMT, Dr. Shimon founded and has been serving as the Chief Executive Officer of SagaX since inception and Dr. Shimon is the owner and manager of the Purchaser.

In accordance with the terms and conditions of the Share Purchase Agreement, the total purchase price (the "Purchase Price") for all of the Purchased Shares is comprised of the following:

(a)       the repayment by the Purchaser and SagaX to the Company of an aggregate of $4,000,000 in prior loans and associated indebtedness which have been advanced and undertaken by the Company in and to SagaX and SMT since the Company's acquisition of SagaX (collectively, "SagaX's Indebtedness") in the following manner and at the following times:

(i)       an initial $1,000,000 of SagaX's Indebtedness will be due and payable by the Purchaser and SagaX to the order and the direction of the Company within six months of the first private or public equity financing of SagaX which is completed subsequent to the "Closing" of the Share Purchase Agreement (the "Initial SagaX Financing"); the terms and conditions of any such Initial SagaX Financing being subject to the prior review and approval of the Company; such approval not to be unreasonably withheld;

(ii)      an additional $1,000,000 of SagaX's Indebtedness will be due and payable by the Purchaser and SagaX to the order and the direction of the Company within 18 months of the completion of Initial SagaX Financing;

(iii)     a further $1,000,000 of SagaX's Indebtedness will be due and payable by the Purchaser and SagaX to the order and the direction of the Company within 30 months of the completion of Initial SagaX Financing; and

(iv)      the balance of $1,000,000 of SagaX's Indebtedness will be due and payable by the Purchaser and SagaX to the order and the direction of the Company within 48 months of the completion of Initial SagaX Financing.

In this regard, and until payment in full of SagaX's Indebtedness, SagaX's Indebtedness will be secured, contemporaneously with the Closing, by way of a senior, subordinated (subordinated only to SagaX's existing banking indebtedness), fixed and floating charge registered over all of the assets of SagaX (the "Security for SagaX's Indebtedness"); and

(b)       the payment by the Purchaser and SagaX to the Company of a royalty fee (the "Royalty Fee") equating to 8% of all sales revenues less any documented rebates, refunds, taxes and delivery costs applicable to any sale, other than from sub-licenses, in respect of gross sales from any product associated or related to SagaX's present intellectual property under any existing patent or patent-pending applications, and of any other benefit, directly or indirectly collected or received, whether for cash or credit or by way of any benefit, advantage, equity, or concession from the manufacturing, distribution, marketing, contracting, joint venturing, leasing, equity participation or any other activity in relation to the said products.

In addition to the Purchase Price consideration, both prior to, in conjunction with and subsequent to the Closing of the within purchase and sale the Purchaser and SagaX will also be responsible for paying the Company a bonus (the "Bonus") equal to 10% of any consideration in any form which is received by the Purchaser and/or SagaX any source and from any transaction, or a series of related transactions, at anytime and which is in anyway associated with a "Change In Control" (as defined hereinbelow) of SagaX at anytime while the Royalty hereinabove remains due and payable by the Purchaser and SagaX to the Company. Change In Control is therein defined to mean a change in ownership or control of the Company effected through any of the following transactions: (i) the direct or indirect acquisition by any person or related group of persons (other than an acquisition from or by SagaX or by a SagaX-sponsored employee benefit plan or by a person that directly or indirectly controls, is controlled by, or is under common control with, SagaX) of beneficial ownership (within the meaning of Rule 13d 3 of the U.S. Securities and Exchange Act) of securities possessing more than 50% of the total combined voting power of SagaX's outstanding securities pursuant to a tender or exchange offer made directly to SagaX's shareholders; (ii) a change in the composition of the Board of Directors of SagaX ("SagaX's Board") over a period of 36 months or less such that a majority of SagaX's Board members ceases, by reason of one or more contested elections for SagaX's Board membership, to be comprised of individuals who are continuing directors; (iii) the sale or exchange by SagaX (in one or a series of transactions) of all or substantially all of its assets to any other person or entity; or (iv) the approval by the shareholders of SagaX of a plan to dissolve and liquidate SagaX.

In consideration of the Purchaser's and SagaX's agreement to provide the Purchase Price consideration and any Bonus to the order and direction of the Company, the Company has agreed to provide to SagaX at Closing with the final sum of $130,000 in additional working capital (the "Working Capital"; having recently advanced an initial $80,000 in working capital to SagaX at SMT's request) in order to meet certain of SagaX's previously disclosed and bona fide current liabilities; with any said Working Capital advances to simply form part of the overall SagaX's Indebtedness to the Company.

Effective on the execution date of the Share Purchase Agreement, and notwithstanding the status of this Share Purchase Agreement or the completion of the within purchase and sale, Dr. Shimon is now deemed, without any further act required on his behalf, to have immediately resigned as a director of the Company and to immediately have terminated his existing consulting agreement and arrangement with the Company and, consequent upon such resignation and termination, to have no further claim as against the Company as a previous director of or consultant to the Company.

The completion of the transactions comprising the Company's proposed purchase and sale under the Share Purchase Agreement is subject to a number of Conditions Precedent including, but not limited to: (i) if required, the specific ratification of the terms and conditions of the Share Purchase Agreement by each of the Board of Directors of the Company and of the General Shareholder's Assembly of the Purchaser (collectively, the "Ratification"); (ii) the completion by each of the Company and the Purchaser of an initial due diligence and operations review of the other party's respective businesses and operations within five business days of the prior satisfaction of the Ratification; (iii) if required under applicable corporate and securities laws, the receipt of all necessary approvals from any regulatory authority having jurisdiction over the transactions contemplated by the Share Purchase Agreement on or before November 30, 2007; and (iv) the Closing of the proposed sale prior to December 31, 2007.

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02        Departure of Directors or Principal Officers; Appointment of Principal Officers.

Effective on November 13, 2007, and in conjunction with and as a consequence of the execution of the Share Purchase Agreement, the Board of Directors of the Company accepted the resignation of Dr. Dov Shimon as a director of the Company (the "Resignation"). As a consequence of the acceptance of the Resignation the Board of Directors and Executive Officers of the Company are now comprised of the following.

Individual	Position with the Company
Alan P. Lindsay	Chairman, Chief Executive Officer, Principal Executive Officer and a director
Dr. I. Mark Landy	President and a director
Patrick A. McGowan	Executive Vice President, Secretary, Chief Financial Officer, Principal Accounting Officer and a director
Dr. Daniel Savard	Director

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01        Financial Statements and Exhibits.

(a)       Financial statements of businesses acquired.

Not applicable.

(b)       Pro forma financial information.

Not applicable.

(c)      Shell company transactions.

Not applicable.

(d)       Exhibits.

Submitted herewith:

Exhibit	Description
10.1	Share Purchase Agreement, dated for reference as fully executed on November 13, 2007, as entered into among each of the Company, SagaX Inc., Shimoco LLC and Dr. Dov Shimon.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
MIV THERAPEUTICS, INC.
DATE: November 19, 2007.

By:       /s/ "Patrick A. McGowan"
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Name:   Patrick A. McGowan
Title:     Executive Vice President, Secretary,
             Chief Financial Officer, Principal
             Accounting Officer and a director

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